EXHIBIT 10.1




	CTC COMMUNICATIONS GROUP, INC.





SERIES B PREFERRED STOCK
PURCHASE AGREEMENT










	Dated as of March 22, 2000








	INDEX

	Page


SECTION 1.	PURCHASE AND SALE OF SHARES	1
1.1.	Sale of Shares at Closing	1
1.2.	Closing.	1
1.3.	Use of Proceeds.	2

SECTION 2.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	2
2.1.	Organization	2
2.2.	Subsidiaries	2
2.3.	Authorization	3
2.4.	No Conflicts; Approvals	3
2.5.	Capitalization	4
2.6.	Financial Statements; Financial Condition	4
2.7.	SEC Reports.	4
2.8.	Absence of Changes.	5
2.9.	Litigation.	5
2.10.	Conformity with Law	5
2.11.	Governmental Regulations.	6
2.12.	Brokers and Finders	6
2.13.	Offering of Preferred Shares.	6
2.14.	Material Contracts.  	6
2.15.	Intellectual Property.	6
2.16.	ERISA.	7
2.17.	Environmental Compliance.	7
2.18.	Disclosure.	8
2.19.	Taxes.	8

SECTION 3.	REPRESENTATIONS AND WARRANTIES OF PURCHASERS	8
3.1.	 Organization and Standing	8
3.2.	Noncontravention	9
3.3.	Consents and Approvals	9
3.4.	Broker	9
3.5.	Authorization	9
3.6.	Accredited Investors	9
3.7.	Own Account	9
3.8.	Transfer Restrictions	9
3.9.	Private Placement	10

SECTION 4.	CONDITIONS TO THE CLOSINGS	10
4.1.	Conditions to the Obligations of Purchasers at Closing	10
4.2.	Conditions of the Company's Obligations at Closing.	11

SECTION 5.	CERTAIN AGREEMENTS OF THE PARTIES	12
5.1.	Expenses	12
5.2.	Maintenance of Corporate Existence and Properties.	12
5.3.	Composition of Board of Directors.	13
5.3.7	Information Rights.	16
5.4.	Standstill Agreement	17
5.5.	Restrictions on Transfer and Conversion.	18
5.6.	Consent Rights.	19
5.7.	Tax Consistency.	21

SECTION 6.	DEFINITIONS	21
6.1.	Certain Matters of Construction	21
6.2.	Cross Reference Table	22
6.3.	Certain Definitions	22

SECTION 7.	INDEMNIFICATION	27
7.1.	Survival of Representations, Warranties and Indemnities	27
7.2.	Indemnification	28

SECTION 8.	GENERAL	28
8.1.	Amendments, Waivers and Consents	28
8.2.	Survival of Covenants; Assignment	28
8.3.	Section Headings	29
8.4.	Counterparts	29
8.5.	Notices and Demands	29
8.6.	Severability	30
8.7.	Construction	31
8.8.	Incorporation of Exhibits, Annexes and Schedules	31
8.9.	Governing Law	31
8.10.	Consent to Jurisdiction	31




SERIES B PREFERRED STOCK PURCHASE AGREEMENT

This Series B Preferred Stock Purchase Agreement is made as of March 22, 2000 by and among the following:

(i)	CTC Communications Group, Inc., a Delaware corporation (the
"Company"); and

(ii)	each of the Persons named in Exhibit A hereto (each, individually a "Purchaser," and collectively, the "Purchasers").

Certain capitalized terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 6 hereof.

	WITNESSETH:

WHEREAS, on the conditions and subject to the terms set forth in this Agreement, the Purchasers have agreed to invest $200,000,000 in the Company; and

WHEREAS, the Company and the Purchasers wish to set forth their understanding with respect to certain aspects of such investment.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth below, the parties hereto hereby agree as follows:

PURCHASE AND SALE OF SHARES tc \l1 "PURCHASE AND SALE OF SHARES

Sale of Shares at Closing tc \l2 "Sale of Shares at Closing .  The
Company shall adopt and file with the Secretary of State of Delaware on or prior to the Closing (as defined in Section 1.2) a Certificate of Designation in the form attached hereto as Exhibit B ("Certificate of Designation"). Subject to all of the terms and conditions of this Agreement, and based on the representations and warranties contained herein, each Purchaser agrees, severally, to purchase, and the Company agrees to issue and sell to each Purchaser at the Closing, that number of shares of the Company's Series B Preferred Stock set forth in the column opposite each Purchaser's name on Exhibit A hereto at the per share purchase price of $1,000.00 (the "Purchase Price"). The shares of Series B Preferred Stock sold to the Purchasers pursuant to this Agreement are hereinafter referred to as the "Shares." The Shares and the Common Stock issuable upon conversion of the Shares are hereinafter collectively referred to as the "Securities."


Closing. tc \l2 "Closing.   The purchase of Shares hereunder (the
"Closing") shall take place at the offices of Ropes & Gray, One International Place, Boston, Massachusetts at 10:00 a.m., on the fifth day after the satisfaction or waiver of the conditions set forth in Section 4 (other than those that shall take place on the date of Closing), or at such other time and place as the Company and the Majority Purchasers mutually agree upon. At the Closing, the Company shall deliver to each Purchaser a certificate representing the Shares which such Purchaser is purchasing at the Closing against delivery to the Company by such Purchaser of a wire transfer of immediately available United States funds in the amount of the purchase price therefor.

Use of Proceeds. tc \l2 "Use of Proceeds.   The proceeds paid to the
Company hereunder will be used to finance the build-out of the Company's telecommunications network and for general corporate purposes.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY tc \l1 "REPRESENTATIONS AND WARRANTIES OF THE COMPANY .

In order to induce the Purchasers to enter into and perform this Agreement and to consummate the transactions contemplated hereby, the Company hereby represents and warrants to each Purchaser that:

Organization tc \l2 "Organization . The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly authorized and qualified to carry on its business and is in good standing in the jurisdictions and in the manner as now conducted, except where the failure to be so authorized, qualified or in good standing could not reasonably be expected to have a material adverse effect on the business, operations, assets, properties or financial condition of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect"). The Company has made available to the Purchasers a true, complete and correct copy of each of the Company's charter and bylaws, each as in effect on the date hereof before the filing of the Certificate of Designation (collectively, the "Company Charter Documents"). The Company is not in default under its charter documents or its bylaws in any material respect.

Subsidiaries tc \l2 "Subsidiaries .  (a) The Company's Annual Report on
Form 10-K for the year ended March 31, 1999 and Schedule 2.2 set forth the name and jurisdiction of incorporation of each Subsidiary of the Company. Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary of the Company is duly authorized and qualified to carry on its business and is in good standing in the jurisdictions and in the manner as now conducted, except where the failure to be so authorized, qualified or in good standing could not reasonably be expected to have a Material Adverse Effect. The Company has made available to the Purchasers true, complete and correct copies of the respective charter and bylaws of each of its Subsidiaries, each as in effect on the date hereof (collectively, the "Subsidiary Charter Documents"). None of the Subsidiaries is in default under its charter documents or its bylaws in any material respect.


(b) Except as set forth in Schedule 2.5.2, all of the outstanding capital stock or other voting securities or other equity interests of each Subsidiary of the Company is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or other equity interests). There are no outstanding (i) securities of the Company or any Subsidiary of the Company convertible into or exchangeable for shares of capital stock or voting securities or other equity securities of any Subsidiary of the Company or (ii) options or other rights to acquire from the Company or any Subsidiary of the Company, or other obligation of the Company or any Subsidiary of the Company to issue, any capital stock, voting securities, other equity interests or securities convertible into or exchangeable for capital stock or voting securities or other equity interests of any Subsidiary of the Company (the items in clauses (b)(i) and (b)(ii) being referred to collectively as the "Subsidiary Securities"). There are no outstanding obligations of the Company or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

Authorization tc \l2 "Authorization . The Company has the corporate power and authority to enter into and perform this Agreement and the other documents and instruments to be delivered pursuant to this Agreement, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this and each other document and instrument to which it is a party to be delivered pursuant to this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement and each other document and instrument to which the Company is a party to be delivered pursuant to this Agreement have been duly and validly executed and delivered by the Company and each constitutes the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties and general principles of equity regardless of whether applied in a proceeding in equity or at law.

No Conflicts; Approvals tc \l2 "No Conflicts; Approvals .

Except as set forth on Schedule 2.4.1, neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (a) conflict with or result in a material breach of any provision of the Company Charter Documents or the Subsidiary Charter Documents, (b) result in any material conflict with or material breach of any of the terms, conditions or provisions of, or default or event that with the passage of time would be a material default (or give rise to any right to termination, cancellation or acceleration or loss of any material right or benefit) under, any material Contractual Obligation to which the Company or any of its Subsidiaries is a party or by which it or its respective properties or assets is subject or bound, (c) result in the imposition of a material Lien upon or with respect to any assets of the Company or any of its Subsidiaries, or (d) violate in any material respect any Legal Requirement applicable to the Company or any of its Subsidiaries, or by which it or its properties or assets is subject or bound.


Except as set forth on Schedule 2.4.2, no material authorization, action, consent, approval or other order of, declaration to, or filing by the Company with, any federal, state, municipal, foreign or other court or governmental body or agency, or any other regulatory body, or any other person or entity is required in connection with the valid and lawful authorization, execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby.

Capitalization tc \l2 "Capitalization .

The authorized and issued capital stock of the Company and each of its Subsidiaries is as set forth on Schedule 2.5.1. All shares of capital stock of the Company and each of its Subsidiaries outstanding immediately prior to the Closing are duly authorized, validly issued and fully paid and non-assessable. When issued, sold and delivered in accordance with the terms of this Agreement and the Certificate of Designation, the Securities will be duly authorized, validly issued, fully paid, nonassessable and free and clear of all Liens of any kind created by the Company.

Except as set forth in the Company Charter Documents or on
Schedule 2.5.1 or Schedule 2.5.2 and except as those not issued or contracted for by the Company, there is no (i) warrant, right, option, conversion privilege, stock purchase plan, call or other Contractual Obligation obligating the Company to issue or sell any shares of capital stock, or (ii) Contractual Obligation restricting the voting or transfer of any outstanding shares of the Company's capital stock. Other than as set forth in the Company Charter Documents or Schedule 2.5.2, (a) there are no existing rights with respect to registration or sale or resale under the Securities Act of 1933, as amended (the "Securities Act"), of any securities of the Company and
(b) there are no preemptive rights (or similar rights) with respect to the issuance or sale of the capital stock of the Company.

Financial Statements; Financial Condition tc \l2 "Financial Statements; Financial Condition . The consolidated financial statements of the Company (including any related schedules and notes thereto) included in the SEC Reports have been prepared in accordance with generally accepted accounting principals ("GAAP") applied on a consistent basis throughout the periods involved (except as may be noted in the notes thereto) and present fairly in all material respects the consolidated financial condition of the Company and its Subsidiaries at the respective dates thereof and the results of its operations for the periods covered thereby in conformity with GAAP, except, in the case of interim statements, for the absence of notes and year-end adjustments. Except as set forth in Schedule 2.6 or in the SEC Reports, to the knowledge of the Company, the Company does not have any material Liability, except for Liabilities that have arisen after December 31, 1999 in the Ordinary Course of Business of the Company and its Subsidiaries.


SEC Reports. tc \l2 "SEC Reports.   The Company has filed all reports
and other documents required to be filed by it under the Exchange Act since March 1, 1999 (collectively, the "SEC Reports"). Each SEC Report was on the date of its filing (except if revised or superseded by a subsequent filing) in compliance in all material respects with the requirements of its respective report form and the Exchange Act and did not, on the date of filing (except if revised or superseded by a subsequent filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Absence of Changes. tc \l2 "Absence of Changes.   Except as set forth
on Schedule 2.8 or as disclosed in the SEC Reports, since December 31, 1999 neither the Company nor any of its Subsidiaries has (a) suffered any change, event or development or series of changes, events or developments which could reasonably be expected to have a Material Adverse Effect or a materially adverse effect on the ability of the Company to perform its obligations under this Agreement or (b) received written notice of any Litigation or governmental investigation that could reasonably be expected to have a Material Adverse Effect.

Litigation. tc \l2 "Litigation.   Except as set forth on Schedule 2.9
or as disclosed in the SEC Reports:

there is no claim, action, suit, investigation or proceeding
("Litigation") pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or involving any of their respective properties or assets by or before any court, arbitrator or other governmental authority which (a) challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or
(b) if resolved adversely to the Company or any such Subsidiary could reasonably be expected to have a Material Adverse Effect.

neither the Company nor any of its Subsidiaries is in material default under or in material breach of any order, judgment or decree of any court, arbitrator or other governmental authority, and neither the Company nor any of its Subsidiaries is a party or subject to any order, judgment or decree of any court, arbitrator or other governmental authority.


Conformity with Law tc \l2 "Conformity with Law ; Permits. Except as set forth in Schedule 2.10 or as disclosed in the SEC Reports, neither the Company nor any of its Subsidiaries is in default or noncompliance under any applicable Legal Requirement, except where such default could not reasonably be expected to have a Material Adverse Effect. The Company and each of the Subsidiaries has all material certificates, franchises, permits, licenses, consents, concessions, variances, exemptions, orders and other authorizations of governmental, regulatory or administrative agencies or authorities, whether foreign, federal, state or local, including without limitation all material certificates, permits, licenses, authorizations or approvals from the Federal Communications Commission and any state public utilities commissions or agencies (collectively, "Permits"), required to own and operate their properties and assets and to conduct their business as now conducted. The Company and each of the Subsidiaries is in compliance with the terms of the Permits, except to the extent that the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary knows of any reason why any governmental or regulatory authority might revoke any material Permits.

Governmental Regulations. tc \l2 "Governmental Regulations.   Neither
the Company nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended; nor is the Company or any of its subsidiaries an "investment company," or an "affiliated person" or a "principal underwriter" of an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

Brokers and Finders tc \l2 "Brokers and Finders .  Except for fees of
TD Securities (USA), Inc., which will be paid by the Company, neither the Company nor any of its Subsidiaries nor any officer, director, or employee of the Company or any of its Subsidiaries has incurred any Liabilities for any financial advisory fees, brokerage fees, commissions or finder's fees in connection with this Agreement or the transactions contemplated hereby.

Offering of Preferred Shares. tc \l2 "Offering of Preferred Shares.
Neither the Company nor any Person acting on its behalf has taken or will take any action which could reasonably be expected to subject the offering, issuance or sale of the Shares to the registration requirements of Section 5 of the Securities Act.

Material Contracts.   tc \l2 "Material Contracts.   Each of the
agreements, contracts, leases and commitments listed as an exhibit to the 10-K, any of the 10-Qs or any Form 8-K filed with the Commission since March 31, 1999 (each, a "Material Contract") is a legal, valid and binding agreement of the Company or a Subsidiary of the Company, as the case may be, and is in full force and effect, and none of the Company, such Subsidiary or, to the knowledge of the Company, any other party thereto is in default or breach, in each case except for any such failure to be legal, valid and binding and any such default or breach that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and, to the knowledge of the Company, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute any event of default thereunder, except as could not reasonably be expected to have a Material Adverse Effect.


Intellectual Property. tc \l2 "Intellectual Property.   The Company and
each of its Subsidiaries owns, or has the legal right to use, all material patents, patent applications, trademarks, trademark applications, tradenames, copyrights, technology, know-how and processes and other intellectual property rights necessary for each of them to conduct its business as currently conducted (the "Intellectual Property"). Except as set forth in
Schedule 2.15, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company know of any facts or circumstances that could provide a reasonable basis for any such claim. Except as set forth in Schedule 2.15, to the knowledge of the Company, the use of such Intellectual Property by the Company and its Subsidiaries does not infringe on the rights of any Person, except for such infringements which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

ERISA. tc \l2 "ERISA.   Each member of the ERISA Group has fulfilled
its obligations, if any, under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all respects with the presently applicable provisions of ERISA and the Code with respect to each Plan to the extent the ERISA Group maintains such plans, except where the failure to fulfill such obligations or to so comply could not reasonably be expected to have a Material Adverse Effect. No member of the ERISA Group has
(a) sought a waiver of the minimum funding standards under Section 412 of the Code in respect of any Plan, (b) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (c) incurred any liability under Title IV of ERISA other than a liability to the Pension Benefit Guaranty Corporation for premiums under Section 4007 of ERISA, except in each case as could not reasonably be expected to have a Material Adverse Effect.

Environmental Compliance. tc \l2 "Environmental Compliance.

No notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to the Company's knowledge, threatened by any governmental or other entity (i) with respect to any alleged material violation by the Company or any of its Subsidiaries of any Environmental Law, (ii) with respect to any alleged failure by the Company or any of its Subsidiaries to have any material permit, certificate, license, approval, registration or authorization required under any Environmental Law in connection with the conduct of their businesses or (iii) with respect to any Regulated Activity or any release, as defined in 42 U.S.C. 9601(22), of any Hazardous Substance, which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(i) Neither the Company nor any of its Subsidiaries has engaged in any Regulated Activity other than in compliance in all material respects with all applicable Environmental Laws and (ii) to the knowledge of the Company, no release, as defined in 42 U.S.C. 9601(22), of any Hazardous Substance has occurred at or on any property now or previously owned or leased by the Company or any of its Subsidiaries which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

To the knowledge of the Company, there are no Environmental
Liabilities that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.


Disclosure. tc \l2 "Disclosure.   This Agreement (taken as a whole
together with the schedules attached hereto), when read in conjunction with the SEC Reports, does not contain any untrue statement of a material fact nor does it omit to state a material fact necessary in order to make the statements contained herein not misleading. The financial forecasts dated February 28, 2000 furnished by the Company to the Purchasers were based upon assumptions believed by the Company to be reasonable as of the date hereof, but do not give effect to the transactions contemplated hereby, it being understood that actual results may differ from such forecasts and such differences may be material.

Taxes. tc \l2 "Taxes.   Except as would not reasonably be expected to
have a Material Adverse Effect, (a) the Company and each of its Subsidiaries has filed in accordance with applicable law, all material Tax returns, state-ments, reports and forms (collectively, "Returns") required to be filed with any Taxing Authority when due (taking into account any extension of a required filing date); (b) at the time filed, such Returns were true, correct and complete in all material respects; (c) the Company and each of its Subsidiaries has timely paid all Taxes shown as due and payable on the Returns that have been filed; (d) there is no action, suit, proceeding, investigation, audit or claim pending or, to the knowledge of the Company, threatened against or with respect to it in respect of any Tax; (e) neither the Company nor any of its Subsidiaries has any obligation under any Tax sharing agreement, Tax allocation agreement or Tax indemnity agreement or any other agreement or arrangement in respect of any Tax with any Person other than the Company or its Subsidiaries; (f) proper and adequate amounts have been withheld by the Company and its Subsidiaries from their respective employees and other Persons for all periods in compliance in all material respects with the Tax, social security and unemployment, excise and other withholding provisions of all federal, state, and local laws; (g) there is no Tax lien, whether imposed by any federal, state, local, or foreign taxing authority, outstanding against the assets, properties or business of the Company or any of its Subsidiaries, other than any liens that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (h) the Company is not now and has not been within the past five years, a "United States Real Property Holding Corporation" as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Treasury regulations thereunder.


REPRESENTATIONS AND WARRANTIES OF PURCHASERS tc \l1 "REPRESENTATIONS AND WARRANTIES OF PURCHASERS

In order to induce the Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby, each Purchaser hereby severally represents and warrants (solely as to itself) to the Company that:

 Organization and Standing tc \l2 " Organization and Standing . Each Purchaser is a corporation or other entity duly organized and validly existing, and has the power and authority to execute and deliver this Agreement and all other documents, certificates and instruments contemplated hereby, and to carry out the transactions contemplated hereby and thereby.


Noncontravention tc \l2 "Noncontravention . The execution, delivery and performance by each Purchaser of this Agreement and all other documents, certificates and instruments contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by each Purchaser of the transactions contemplated hereby and thereby do not and will not conflict with, or violate any provision of, any legal requirement having applicability to such Purchaser.

Consents and Approvals tc \l2 "Consents and Approvals . Other than filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, no consent, approval, authorization or determination of, or declaration, filing or registration with, or other action by, any governmental entity or any other person is required to be made or sought by a Purchaser in connection with the execution, delivery and performance of this Agreement or any other document, certificate or instrument executed or delivered pursuant to this Agreement, and the consummation by such Purchaser of the transactions contemplated hereby and thereby.

Broker tc \l2 "Broker . Each Purchaser represents that it has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

Authorization tc \l2 "Authorization . The execution, delivery and performance of this Agreement, the Stockholders Agreement and the documents and instruments executed pursuant hereto have been duly authorized by all necessary action on the part of such Purchaser, and this Agreement and each other document and instrument which it is required to deliver hereunder constitutes the valid, legal and binding obligation of such Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties and general principles of equity regardless of whether applied in a proceeding in equity or at law..

Accredited Investors tc \l2 "Accredited Investors . Such Purchaser is an "accredited investor" as such term is defined under Rule 501 under the Securities Act. The Purchaser's investment decisions are made by persons having such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risk of the investment contemplated hereby. The Purchaser is capable of bearing the economic risks associated with the investment contemplated hereby.

Own Account tc \l2 "Own Account .  The Purchaser is acquiring the
Securities for its own account, for investment, and not with a view to any "distribution" thereof within the meaning of the Securities Act.


Transfer Restrictions tc \l2 "Transfer Restrictions . Such Purchaser understands that the Securities are subject to certain restrictions on transfers set forth herein and that the Company may, as a condition to a permitted transfer of any of the Securities, require that the request for transfer be accompanied by an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that the proposed transfer does not result in violation of the Securities Act, unless such transfer is covered by an effective registration statement under the Securities Act or by Rule 144(k) of the Securities Act. Such Purchaser understands that each certificate representing the Securities will bear the following legend or one substantially similar thereto:

The securities represented by this certificate were issued in a private placement, without registration under the Securities Act of 1933, as amended (the "Act"), and may not be sold, assigned, pledged or otherwise transferred in the absence of an effective registration under the Act covering the transfer or an opinion of counsel, reasonably satisfactory to the issuer, that registration under the Act is not required.

Private Placement tc \l2 "Private Placement . Such Purchaser has been advised that the Securities have not been and are not being registered under the Securities Act, and that the Company in issuing the Securities is relying upon, among other things, the representations and warranties of each Purchaser contained in this Section 3 in concluding that the offer and sale of the Securities shall be exempt from the provisions of Section 5 of the Securities Act.

CONDITIONS TO THE CLOSINGS tc \l1 "CONDITIONS TO THE CLOSINGS .

Conditions to the Obligations of Purchasers at Closing tc \l2
"Conditions to the Obligations of Purchasers at Closing . The obligations of each of the Purchasers under Section 1 of this Agreement to purchase Shares at the Closing is subject to the fulfillment on or before the Closing of each of the following conditions unless waived in accordance with Section 8.1:

Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing (other than representations and warranties that specifically refer to a particular date) and the Purchasers shall have received a certificate of an officer of the Company to that effect.

Performance. The Company shall have performed and complied in all material respects with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

Filing of Certificate of Designation. The Company shall have filed with the Secretary of State of Delaware the Certificate of Designation in the form attached hereto as Exhibit B and the Certificate of Designation shall have become effective.


Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares to the Purchasers or the execution, delivery and performance by the Company of this Agreement, including without limitation the lapse of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), shall have been duly obtained and shall be effective on and as of the Closing.

Opinion of Company Counsel. The Purchasers shall have received from Ropes & Gray, counsel for the Company, an opinion customary for a transaction of the type contemplated hereby and reasonably satisfactory to the Purchasers covering organization, authorization, enforceability and governmental approvals or filings (other than regulatory approvals and filings, which will be addressed in an opinion of the Company's regulatory counsel) except under the HSR Act.

Secretary's Certificate. The Secretary of the Company shall have delivered to the Purchasers at the Closing a Certificate, dated as of the Closing, certifying: (a) that attached thereto is a true and complete copy of the by-laws of the Company as in effect on the date of such certification;
(b) that attached thereto is a true and complete copy of all resolutions adopted by the board of directors of the Company authorizing the execution, delivery and performance of this Agreement and the issuance, sale and delivery of the Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (c) that there are no amendments to the Company's Certificate of Incorporation approved by the Stockholders of the Company that have not been filed with the Secretary of State of Delaware and (d) to the incumbency and specimen signature of certain officers of the Company.

Registration Rights Agreement. The Company shall have executed and delivered to the Purchasers a Registration Rights Agreement in the form of Exhibit C.

No Prohibitions. No law or court order or order of any other governmental authority shall exist which prohibits or prevents the consummation of the transactions contemplated hereby.

Nasdaq Listing.  The Company shall have listed with the Nasdaq
Stock Market the maximum number of shares of Common Stock issuable upon conversion of the Preferred Stock pursuant to the Certificate of Designation (other than shares issuable upon an adjustment pursuant to Section 8.10 of the Certificate of Designation).

Board of Directors. The Company shall have taken all the steps necessary to cause the individual designated pursuant to Section 5.3.2 to be elected to the Board of Directors immediately after the Closing.


Conditions of the Company's Obligations at Closing. tc \l2 "Conditions
of the Company's Obligations at Closing.   The obligations of the Company to
each Purchaser under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective unless consented to in writing by the Company:

Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all material respects on and as of the date of the Closing with the same force and effect as though such representations and warranties had been made on and as of such date and the Company shall have received a certificate of an officer of each Purchaser to that effect.

Payment of Purchase Price. The Purchasers shall have delivered the applicable purchase price specified in Section 1.

Performance. The Purchasers shall have performed and complied in all material respects with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing.

Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares to the Purchasers or the execution, delivery and performance by the Company of this Agreement, including without limitation the lapse of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, shall have been duly obtained and shall be effective on and as of the Closing.

CERTAIN AGREEMENTS OF THE PARTIES tc \l1 "CERTAIN AGREEMENTS OF THE PARTIES

Expenses tc \l2 "Expenses . The Company shall pay all reasonable out-of-pocket expenses incurred by the Purchasers with respect to the negotiation, execution and delivery of this Agreement and the other documents contemplated hereby, including, without limitation, the Purchasers' reasonable legal, accounting and other out-of-pocket fees and expenses; provided, however, that the Purchasers shall use their reasonable best efforts to ensure that the maximum reimbursement obligation of the Company pursuant to this Section 5.1 shall not exceed $350,000, excluding all filing fees under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Fees"). The Purchasers shall provide estimates of all such expenses to the Company approximately 72 hours prior to the Closing Date.

Maintenance of Corporate Existence and Properties. tc \l2 "Maintenance
of Corporate Existence and Properties.   From the date hereof until the
Closing:

The Company and each of its Subsidiaries will at all times do or cause to be done all things necessary to maintain, preserve and renew its corporate charter and its leases, privileges, franchises, qualifications and rights that are necessary in the ordinary conduct of its business as presently conducted.


The Company and each of its Subsidiaries will provide or cause to be provided for itself insurance with reputable insurers against loss or damage of the kinds customarily insured against by corporations similarly situated.

The Company and each of its Subsidiaries will keep true books of records and accounts in which full and correct entries will be made of all its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP.

The Company and each of its Subsidiaries will comply in all material respects with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, foreign countries, states and municipalities and of any governmental department, commission, board, regulatory authority, bureau, agency, and instrumentality of the foregoing, and of any court, arbitrator or grand jury, in respect of the conduct of its business and the ownership of its properties .

Composition of Board of Directors. tc \l2 "Composition of Board of
Directors.

If the Permitted Assignment does not occur, the following provisions shall apply:

The Company shall take all necessary action (a) to elect one nominee (a "Purchaser Nominee") of Credit Suisse
First Boston Equity Partners, L.P. ("CSFB USA") to the Company's board of directors (the "Board") effective immediately after the Closing and (b) as soon as practicable after the CSFB Holders notify the Company that they have become financial securities holding companies, to elect an additional nominee
(also a "Purchaser Nominee") of CSFB USA to the
Board. One Purchaser Nominee shall be elected to the class of directors whose term expires in 2001 (the
"2001 Class") and the other Purchaser Nominee shall be elected to the class of directors whose term expires in 2000 (the "2000 Class"). CSFB USA's right to nominate nominees for election to the Board as set forth in this Section 5.3.1(i) shall terminate as set forth below. Upon any such termination, the term of office of any director nominated by CSFB USA shall terminate immediately and any such directors will submit their resignations if requested by the Company.


Subject to the final sentence of Section 5.3.1(i), until the date the CSFB Holders no longer own a number of shares of Preferred Stock or Common Stock greater than or equal to 50% of the corresponding number of shares of Preferred Stock issued hereunder on the Closing Date (or Common Stock into which such
Preferred Stock was convertible), as adjusted as appropriate to reflect stock splits, stock combinations, stock dividends, stock reclassifications or similar events, CSFB USA will have the right to nominate one Purchaser Nominee for each of the 2001 Class and the 2002 Class upon each regular election of such classes of directors.

Subject to the final sentence of Section 5.3.1(i), in the event the conditions of Section 5.3.1(ii) are no longer satisfied, until the date the CSFB Holders no longer own a number of shares of Preferred Stock or Common Stock greater than or equal to 30% of the corresponding number of shares of Preferred Stock issued hereunder on the Closing Date (or Common Stock into which such Preferred Stock was convertible), as adjusted as appropriate to reflect stock splits, stock combinations, stock dividends, stock reclassifications or similar events, CSFB USA will have the right to nominate one Purchaser Nominee for the 2002 Class upon each regular election of such class of directors. At the time when the condition set forth in the preceding sentence is no longer satisfied, the term of office of any director nominated by CSFB USA shall terminate immediately and any such directors will submit their resignations if requested by the Company.


If a Permitted Assignment occurs, then the provisions of this
Section 5.3.2 shall apply: The Company shall take all necessary action (a) subject to the following sentence to elect one nominee of CSFB USA (the "CSFB Nominee") to the Company's Board effective immediately after the Closing,
(b) to elect one nominee of the Bain Holders (the "Bain Nominee") to the Company's Board effective immediately after the Closing, and (c) to elect one nominee of the THL Holders (the "THL Nominee") to the Company's Board effective immediately after the Closing. Each of the CSFB Nominee, the Bain Nominee and the THL Nominee is a "Purchaser Nominee." The CSFB Nominee must be satisfactory to the Company in its sole discretion. The Bain Nominee shall be elected to the class of directors whose term expires in 2002 (the "2002 Class") and the THL Nominee and the CSFB Nominee shall be elected to the class of directors whose term expires in 2000 (the "2000 Class"). CSFB USA, the Bain Holders and the THL Holders, respectively, will have the right to nominate its Purchaser Nominee for the 2000, 2002 and 2000 Class, respectively, upon each regular election of such classes of directors. The rights of each of CSFB USA, the Bain Holders and the THL Holders, respectively, to nominate nominees for election to the Board as set forth in this Section 5.3.2 shall terminate when the CSFB Holders, the Bain Holders or the THL Holders, as the case may be, no longer owns a number of shares of Preferred Stock or Common Stock greater than or equal to 50% of the corresponding number of shares of Preferred Stock originally issued to the CSFB Holders, the Bain Holders or the THL Holders, as the case may be, on the Closing Date (or Common Stock into which such Preferred Stock was convertible), as adjusted as appropriate to reflect stock splits, stock combinations, stock dividends, stock reclassifications or similar events. Upon any such termination, the term of office of any director nominated by the party whose rights have terminated shall terminate immediately and any such director will submit his or her resignation if requested by the Company.

If and whenever the Company fails to comply with the provisions of Section 5.6 and has not cured such failure within 60 days of receipt by the Corporation of notice from the holders of a majority of the Series B Preferred Stock held by the CSFB Holders, the Bain Holders and the THL Holders, the Company shall cause the total number of directors then constituting the whole Board to increase by a number such that such holders holding a majority of the Series B Preferred Stock held by CSFB Holders, the Bain Holders and the THL Holders shall be entitled to nominate such number of additional directors to serve on the Board so that after the election of such nominees (also referred to as "Purchaser Nominees") such holders will have nominated a majority of the members of the Board (including any directors already serving on the Board who have been nominated by such holders as set forth above) at any annual meeting of stockholders or special meeting held in place thereof. Whenever any such failure to comply with the provisions of
Section 5.6 shall have been cured or waived by holders of a majority of the Series B Preferred Stock held by CSFB Holders, the Bain Holders and the THL Holders, then the right of the such holders to nominate such additional directors shall cease, and the term of office of any person elected as director pursuant to this Section 5.3.4 shall forthwith terminate and the Company shall cause the total number of directors then constituting the whole Board to be reduced to the number of directors constituting the whole Board immediately prior to such increase in number.

CSFB USA, the Bain Holders, and the THL Holders shall each appoint a representative (each a "Representative") to act on their behalf for purposes of this Section 5.3 and the Company shall be entitled to rely and act upon the instructions of such Representatives. The Representative shall notify the Company in writing of the identity of the Purchaser Nominee for election to the Board at the same time shareholder proposals are due as set forth in the Company's proxy statement filed the preceding year for an election year when the relevant parties have such a right, which notice shall be conclusive evidence of the consent of such nominee to serve as a director of the Company. In the event the Representative fails to provide such notice, the then-serving Purchaser Nominee, subject to the Company's consent right described in the second sentence of Section 5.3.2 with respect to the CSFB Nominee, for the class of directors being elected shall be deemed to be renominated. The notice shall include all information with respect to such nominee as is required to be included in a proxy statement soliciting proxies for the election of directors pursuant to Regulation 14A of the Exchange Act.


In each year when any party has such a right under this Section
5.3, the Company shall cause the Purchaser Nominee nominated by the appropriate Representative for election to the Board to be included in the slate of nominees presented by the Board to the stockholders of the Company for election as directors at the relevant annual meeting of the stockholders, and shall use reasonable efforts to cause the election of such Purchaser Nominee, including soliciting proxies in favor of the election of such Purchaser Nominee. The Company shall not solicit proxies of the stockholders of the Company to vote against any Purchaser Nominee or for the approval of any stockholder or other proposals that are inconsistent with the rights afforded pursuant to this Section 5.3. In the event of any vacancy arising by reason of the resignation, death, removal or inability of a Purchaser Nominee to serve, the appropriate Representative shall notify the Company of the individual to fill such vacancy, and the Company shall, subject to the Company's consent right described in the second sentence of Section 5.3.2 with respect to the CSFB Nominee, use reasonable efforts to have such person elected to serve until the next meeting of stockholders for the election of directors of the Company. For so long as CSFB USA has the right to nominate nominees for election to the Board as set forth in this Section 5.3, any Finance Committee of the Board shall include the CSFB Nominee.

The Company shall use best efforts at all times to take such action as is necessary to ensure that the Board nominates and presents to stockholders the proposed election of the Purchaser Nominee. As a condition precedent to the inclusion of any proposed nominee to be presented to stockholders by the Board pursuant to this Section 5.3, the Board or, if established, the nominating committee of the Board, may review the information provided pursuant to Section 5.3.4 to evaluate in good faith such nominee's character and fitness to serve as a director. If the Board or the nominating committee, as the case may be, determines in good faith that any such nominee lacks the character or fitness to serve as a director based on applicable legal and reasonable commercial standards, the Board or the nominating committee, as the case may be, shall inform the appropriate party of such determination, and such party shall then have the right to propose an alternative nominee.

Information Rights. tc \l2 "Information Rights.


So long as CSFB Holders own at least 50% of the shares of Series B Preferred Stock issued to them on the Closing Date (or Common Stock into which such
Preferred Stock was convertible), as adjusted as appropriate to reflect stock splits, stock combinations, stock dividends, stock reclassifications or similar events, the Company shall deliver to the CSFB Holders on a timely basis
(i) all information filed by the Company with the Securities and Exchange Commission or otherwise furnished or made available to its shareholders generally (including, without limitation, copies of all financial statements, reports, proxy statements and any other information or reports so furnished or made available), (ii) copies of management reports as mutually agreed upon between CSFB USA's
Representative and the Company, and (iii) shall provide reasonable access to management on a quarterly basis to discuss, among other things, quarterly results.

So long as Bain Holders own at least 50% of the shares of Series B Preferred Stock issued to them on the Closing Date (or Common Stock into which such
Preferred Stock was convertible), as adjusted as appropriate to reflect stock splits, stock combinations, stock dividends, stock reclassifications or similar events, the Company shall deliver to the Bain Holders on a timely basis
(i) all information filed by the Company with the Securities and Exchange Commission or otherwise furnished or made available to its shareholders generally (including, without limitation, copies of all financial statements, reports, proxy statements and any other information or reports so furnished or made available), (ii) copies of management reports as mutually agreed upon between the Bain Holders'
Representative and the Company, and (iii) shall provide reasonable access to management on a quarterly basis to discuss, among other things, quarterly results.

So long as THL Holders own at least 50% of the shares of Series B Preferred Stock issued to them on the Closing Date (or Common Stock into which such
Preferred Stock was convertible), as adjusted as appropriate to reflect stock splits, stock combinations, stock dividends, stock reclassifications or similar events, the Company shall deliver to the THL Holders on a timely basis
(i) all information filed by the Company with the Securities and Exchange Commission or otherwise furnished or made available to its shareholders generally (including, without limitation, copies of all financial statements, reports, proxy statements and any other information or reports so furnished or made available), (ii) copies of management reports as mutually agreed upon between the THL Holders'
Representative and the Company, and (iii) shall provide reasonable access to management on a quarterly basis to discuss, among other things, quarterly results.



Standstill Agreement tc \l2 "Standstill Agreement . (a) During the period commencing on the date hereof and ending on the seventh anniversary of the Closing Date (the "Standstill Period"), except as (x) specifically permitted by this Agreement or (y) specifically approved in writing in advance by the Board of Directors of the Company, the Purchasers shall not, and shall cause any Controlled Affiliates to not, in any manner, directly or indirectly, either individually or together with any person or persons acting in concert of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act):

          (i) acquire, or offer or agree to acquire, or become the beneficial owner of or obtain any rights in respect of any capital stock of the Company, except, for any shares of Common Stock that may be issuable upon the conversion of the Preferred Stock or otherwise as permitted pursuant to this Agreement, provided, that the foregoing limitation shall not prohibit the acquisition of securities of the Company or any of its successors issued as dividends or as a result of stock splits and similar reclassifications or received in a consolidation, merger or other business combination in respect of, in exchange for or upon conversion of Preferred Stock or Securities held by the Purchasers or any of their Controlled Affiliates at the time of such dividend, split or reclassification, consolidation or merger or business combination;

          (ii) solicit proxies or consents or become a "participant" in a "solicitation" (as such terms are defined or used in Regulation 14A under the Exchange Act) of proxies or consents with respect to any voting securities of the Company or any of its successors or initiate or become a participant in any stockholder proposal or "election contest" (as such term is defined or used in Rule 14a-11 under the Exchange Act) with respect to the Company or any of its successors or induce others to initiate the same, or otherwise seek to advise or influence any person with respect to the voting of any voting securities of the Company or any of its successors (except for activities undertaken by the Purchasers or Purchaser Nominees in connection with solicitations by the Board of Directors);

         (iii) publicly or privately propose, encourage, solicit or participate in the solicitation of any person or entity to acquire, offer to acquire or agree to acquire, by merger, tender offer, purchase or otherwise, the Company or a substantial portion of its assets or more than 5% of the outstanding capital stock (except in connection with the registration of securities pursuant to the Registration Rights Agreement); or

         (iv) directly or indirectly join in or in any way participate in a pooling agreement, syndicate, voting trust or other similar arrangement with respect to the Company's voting securities or otherwise act in concert with any other Person (other than Controlled Affiliates), for the purpose of acquiring, holding, voting or disposing of the Company's securities.

     (b) Nothing contained in this Section 5.4 shall be deemed to restrict the manner in which Purchaser Nominees participate in deliberations or discussions of the Board of Directors or the exercise of rights under the Registration Rights Agreement.


Restrictions on Transfer and Conversion. tc \l2 "Restrictions on
Transfer and Conversion.   The Purchasers and subsequent holders of the
Securities will not sell, transfer, assign, convey, gift, mortgage, pledge, encumber, hypothecate, or otherwise dispose of, directly or indirectly ("Transfer"), any of the Securities except for (i) Transfers between and among the Purchasers and their Controlled Affiliates provided such Transfer is done in accordance with the transfer restrictions applicable to the Securities under federal and state securities laws and the Controlled Affiliate transferee agrees to be bound by the restrictions applicable to such Securities, including without limitation the agreements set forth in this Section 5.5, (ii) Transfers to the Company in connection with any conversion or redemption of the Preferred Stock, (iii) Transfers of Common Stock permitted by, and consummated pursuant to, the Registration Rights Agreement, (iv) Transfers of Common Stock or Preferred Stock pursuant to a cash or stock merger or consolidation involving the Company as a constituent corporation, (v) Transfers of Common Stock or Preferred Stock in connection with a tender offer approved by the Board of Directors of the Company, (vi) pro rata distributions to partners or members of the transferor, (vii) only if the Permitted Assignment does not occur, Transfers by the Purchasers of up to 50% of the shares of Preferred Stock issued on the Closing date, as adjusted as appropriate to reflect stock splits, stock combinations, stock dividends, stock reclassifications or similar events, with the prior written consent of the Company which may be given or withheld by the Company in its sole discretion, and (viii) Transfers to the public pursuant to Rule 144 under the Securities Act of 1933, as amended; provided, however, that notwithstanding the foregoing the Purchasers and subsequent holders of the Securities may Transfer Securities after the third anniversary of the Closing Date in accordance with the transfer restrictions applicable to the Securities under federal and state securities laws to any person other than
(x) a Person if a significant portion of the business engaged in by such Person directly competes with the business of the Company or its Subsidiaries or (y) a Person which is engaged in a significant business that directly competes with the business of the Company or its Subsidiaries, but in each case not including a Person who is a financial institution or investment fund (i.e., not an operating company). Notwithstanding any other provision of this
Section 5.5, no Purchaser or subsequent holder of the Securities shall avoid the provisions of this Section 5.5 by making one or more transfers to one or more Affiliates and then disposing of all or any portion of such Purchaser's or holder's interest in any such Affiliate. Each certificate evidencing any Security shall bear a legend consistent with the foregoing.

Any attempted Transfer of Securities not permitted by this Section 5.5 shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer.

Consent Rights. tc \l2 "Consent Rights.

So long as any shares of Series B Preferred Stock are outstanding, without the written consent of holders of a majority of the outstanding shares of Series B Preferred Stock, the Company shall not take any of the following actions:

Increase or decrease the authorized number of shares of any class of Senior Stock;

Create (by reclassification or otherwise) any new class or series of Senior Stock;


Take any action that would result in the issuance by the Company of any Senior Stock or any other equity securities convertible into Senior Stock; or

Alter or change the rights, preferences or privileges of the Series B Preferred Stock or amend or waive any of the provisions of the Certificate of Incorporation of the Company, as amended, or the By-laws of the Company in any manner that would adversely affect the rights, preferences, powers and privileges of the Series B Preferred Stock.

So long as the CSFB Holders, the Bain Holders and the THL Holders collectively own at least 30% of the shares of Series B Preferred Stock issued on the Closing Date, as adjusted as appropriate to reflect stock splits, stock combinations, stock dividends, stock reclassifications or similar events, without the written consent of holders of a majority of the outstanding shares of Series B Preferred Stock held by such holders, the Company shall not take any of the following actions:

Increase or decrease the authorized number of shares of any class or series of Parity Stock;

Create (by reclassification or otherwise) any new class or series of Parity Stock;

Take any action that would result in the issuance by the Company of any Parity Stock or any other equity securities convertible into Parity Stock;

Engage in any Prohibited Merger;

Declare and pay any cash dividends or distributions to the holders of shares of Common Stock;

Issue any debt securities if the proceeds to the Company of all such issuances after the Closing Date exceed
$200,000,000;


Repurchase or redeem any Junior Stock at a repurchase or redemption price per share above the Current Market
Value in effect on the date of such repurchase or redemption, to the extent the aggregate repurchase or redemption price of all such repurchases or redemptions paid by the Company after the Closing
Date exceeds $50,000,000, other than any redemption, purchase or other acquisition of shares of Common
Stock made pursuant to an employee incentive or benefit plan or arrangement of the Company or any subsidiary or other agreement or arrangement between an employee and the Company or any subsidiary approved by the Board of Directors or any committee thereof; and

Enter into any Prohibited Transaction.

provided, however, that nothing contained in this Section 5.6 shall restrict the Company from authorizing or issuing Parity Stock to the extent that the proceeds to the Company from all such issuances after the Closing Date do not exceed $100,000,000.

Tax Consistency. tc \l2 "Tax Consistency.   The Company and the
Purchasers confirm that the Series B Preferred Stock is intended to be "common stock" for the purposes of Section 305 of the Code and agree not to take any action inconsistent with such intention unless the Company determines in good faith that there is no reasonable basis to take such position.

DEFINITIONS tc \l1 "DEFINITIONS

For purposes of this Agreement:

Certain Matters of Construction tc \l2
"Certain Matters of Construction . In addition to the definitions referred to as set forth below in this Section 6:

The words "hereof," "herein," "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement except as expressly provided in this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof.

The words "party" and "parties" shall refer to each of the Purchasers and the Company.

Definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender.

Accounting terms used herein and not otherwise defined herein are used herein as defined by GAAP in the United States in effect as of the date hereof.


Cross Reference Table tc \l2 "Cross Reference Table . The following terms defined elsewhere in this Agreement in the Sections set forth below shall have the respective meanings therein defined:

   Term	Section

Closing	1.2
Company	Preamble	Company Charter
Documents	2.1
GAAP	2.6
HSR Fee	5.1
Litigation	2.9
Material Adverse Effect	2.1
Permits	2.16
Permitted Assignment	8.2
Purchase Price	1.1
Purchaser(s)	Preamble
Purchaser Nominee	5.3
Representative	5.3
Registration Rights Agreement	4.1.8
Securities	1.1
Securities Act	2.5.2
Shares	1.1
Subsidiary Charter Documents	2.2
Transfer	5.7
2002 Class	5.3
2001 Class	5.3

Certain Definitions tc \l2 "Certain Definitions . The following terms shall have the following meanings:

"Affiliate" means, as to any specified Person at any time (i) any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise).

"Agreement" means this Series B Preferred Stock Purchase Agreement as amended and in effect from time to time.

"Bain Holders" is defined in Section 8.2.


"Benefit Arrangement" means any employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

"Business Day" means any day other than a Saturday, Sunday or other day on which banks are required or authorized to be closed for business in Boston, Massachusetts or New York, New York.

"Closing Date" means the date of the Closing.

"Code" means the Internal Revenue Code of 1986, as amended.

"Common Stock" means the Company's Common Stock, par value $0.01 per share.

"Contractual Obligation" means, with respect to any Person, any written contract, agreement, understanding, deed, mortgage, lease, license, commitment, undertaking, arrangement or understanding or other document or instrument including, without limitation, any document or instrument evidencing or otherwise relating to any indebtedness but excluding the charter and by-laws of such Person, to which or by which such Person is a party or otherwise subject or bound.

"Controlled Affiliate" means, with respect to any Person, (i) any Subsidiary of such Person, or (ii) any other Person over which such Person has and exercises the actual power, through shareholdings, voting rights, contract or otherwise, to direct the management or policies of such other Person.

"CSFB Holders" means each of Credit Suisse First Boston Equity
Partners, L.P., Credit Suisse First Boston Equity Partners (Bermuda), L.P., Credit Suisse First Boston U.S. Executive Advisors, L.P., and EMA Private Equity Fund 1999, L.P. and their respective Controlled Affiliates.

"Environmental Laws" means any federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement with any governmental authority or other third party, whether now or hereafter in effect, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

"Environmental Liabilities" means all liabilities of the Company and each of its Subsidiaries, whether contingent or fixed, known or unknown, which (i) arise under or relate to matters covered by Environmental Laws and
(ii) relate to actions occurring or conditions existing on or prior to the Closing Date.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"ERISA Group" means the Company and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code.

"Excepted Transaction" means any transaction pursuant to a contract or agreement in existence on the Closing Date, the payment of fees and the provision of indemnification and similar arrangements to directors, the payment of consulting fees, the payment of employees' salaries and bonuses and the reimbursement of employees' expenses and the provision of other employee benefits, in each case in the Ordinary Course of Business of the Company.

"Hazardous Substance" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, including, without limitation, any substance regulated under Environmental Laws.

"Junior Stock" means all classes of Common Stock and each other class of capital stock of the Company or series of preferred stock of the Company established hereafter by the Board of Directors, the terms of which do not expressly provide that such class or series ranks senior to, or on a parity with, the Series B Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company.

"Legal Requirement" means any United States federal, state, local or foreign law, statute, standard, ordinance, code, order, rule, regulation, resolution or promulgation, or any order, judgment or decree of any governmental authority, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force and effect of law.

"Liability" means any liability or obligation of any kind or nature (whether known or unknown and whether asserted or unasserted).


"Lien" means any mortgage, pledge, lien, security interest, charge, claim, equity, encumbrance, adverse claim, restriction on transfer (excluding, in the case of property constituting a contract listed on a schedule hereto and furnished to the Purchasers, restrictions on transfer of the contract contained in the terms of the contract itself), conditional sale or other title retention device or arrangement (including, without limitation, a capital lease but excluding any lessor's interest in the leased property under any operating lease), transfer for the purpose of subjection to the payment of any indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom; provided, however, that the term "Lien" shall not include
(i) statutory liens for Taxes to the extent that the payment thereof is not in arrears or otherwise due, (ii) encumbrances in the nature of zoning restrictions, easements, rights or restrictions of record on the use of real property, if the same do not materially detract from the value of such property or materially impair its use in the Company's business as currently conducted, (iii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to property on the premises rented to the extent that no payment or performance under any such lease or rental agreement is in arrears or is otherwise due, (iv) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension programs mandated under applicable Legal Requirements or other social security, and (v) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials or supplies and other like liens that secure obligations, to the extent that payment thereof is not in arrears or otherwise due.

"Majority Purchasers" means Purchasers who hold a majority of the outstanding Preferred Stock held by the Purchasers, determined by vote.

"Market Price" means, with respect to the Common Stock, on any given day, (i) the price of the last trade, as reported on the Nasdaq Stock Market, not identified as having been reported late to such system, or (ii) if the Common Stock is so traded, but not so quoted, the average of the last bid and ask prices, as those prices are reported on the Nasdaq Stock Market, or (iii) if the Common Stock is not listed or authorized for trading on the Nasdaq Stock Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If the Common Stock is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board.

"Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

"Ordinary Course of Business" with respect to a Person means the ordinary course of business in accordance with past practice of such Person.

"Parity Stock" means each class of capital stock of the Company or series of preferred stock of the Company established hereafter by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution.

"Permitted Assignment" shall have the meaning set forth in Section 8.2.


"Person" means any individual, partnership, corporation, association, trust, joint venture, unincorporated organization or other entity, and any government, governmental department or agency or political subdivision thereof.

"Plan" means any employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

"Prohibited Merger" means a consolidation by the Company with, or a merger of the Company with or into, another person, or a consolidation by any person with, or merger by any person with or into, the Company, in any such event pursuant to a transaction in which (a) the Company is not the surviving entity or (b) the Company is the surviving entity and immediately after such transaction any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than holders of the outstanding voting stock of the Company immediately prior to such transaction is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 25% of the total voting stock of the Company, in each case other than reorganizations, recapitalizations, mergers or consolidations of the Company immediately after which holders of the outstanding voting stock of the Company immediately prior to such transaction hold 100% of the outstanding voting stock of the surviving company or its parent company.

"Prohibited Transaction" means any agreement or transaction with any director, executive officer or holder of 10% or more of the outstanding voting stock of the Company involving an obligation of the Company to pay an amount in excess of $250,000 per year unless such agreement or transaction is on a basis at least as favorable to the Company than would be the case if such agreement or transaction had been effected with a party other than such director, executive officer or holder of 10% or more of the outstanding voting stock of the Company; provided, however, that "Prohibited Transaction" shall not include any Excepted Transaction and shall not include any transaction involving the acquisition of Comm-Tract Corp. or Comm-Tract Corp. of New York.

"Senior Stock" means each class of capital stock of the Company or series of preferred stock of the Company established hereafter by the Board of Directors of the Company, the terms of which expressly provide that such class or series will rank senior to the Series B Preferred Stock as to dividend rights or rights on liquidation, winding-up and dissolution of the Company.

"Stockholder" means any holder of shares of the Company's capital stock.

"Subsidiary" means with respect to any Person: (a) any corporation at least a majority of whose outstanding voting stock is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, (b) any general partnership, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, and (c) any limited partnership of which such Person or any of its Subsidiaries is a general partner. For the purposes of this definition, "voting stock" means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person.

"Tax" (and, with correlative meaning, "Taxes") shall include (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid by the Company or any of its Subsidiaries, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount due from, or in respect of the Company or any of its Subsidiaries, as the case may be, imposed by any governmental authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign) and (ii) any liability of the Company or any of its Subsidiaries for the payment of any amount as a result of being a party to any tax sharing agreement or with respect to the payment of any amount of the type described in (i) as a result of any existing express or implied agreement or arrangement (including, but not limited to, an indemnification agreement or arrangement).

"THL Holders" is defined in Section 8.2.


INDEMNIFICATION tc \l1 "INDEMNIFICATION

Survival of Representations, Warranties and Indemnities tc \l2
"Survival of Representations, Warranties and Indemnities .

Representations, Warranties and Indemnities of the Company. All of the representations and warranties of the Company contained herein and the related indemnities of the Company for breach or inaccuracy of such representations and warranties, shall survive the Closing and continue in full force and effect until the first anniversary of the Closing Date. The termination of any such representation and warranty, however, shall not affect any claim for any breach of any representation or warranty if (i) written notice thereof is given to the breaching party or parties prior to such termination date, or (ii) such breach is a result of fraud or the violation of any criminal law.


Representations, Warranties and Indemnities of the Purchasers.
All of the representations and warranties of the Purchasers contained in
Section 3 shall survive the Closing and shall continue in full force and effect until the first anniversary of the Closing Date.

Indemnification tc \l2 "Indemnification .

The Company hereby agrees to indemnify each of the Purchasers
(each in its capacity as indemnified party, an "Indemnitee") and hold each of the Purchasers harmless from, against and in respect of the following (herein called a "Loss" or "Losses"): any and all actual and established damages, deficiencies, claims, actions, charges, suits, proceedings, demands, assessments, judgments, orders, decrees, awards, penalties, fines, amounts paid in settlement, losses, costs, expenses, fees, obligations and liabilities arising out of (i) any breach of or inaccuracy in any representation or warranty made by the Company in this Agreement (including, without limitation, the Schedules hereto) or (ii) any breach or violation of any covenant or agreement made by or on behalf of the Company in this Agreement (including, without limitation, the Schedules which relate to such Sections).

Any amount paid by the Company or the Purchaser under Section
7.2.1 will be treated as an adjustment to the Purchase Price unless a final determination causes any such amount not to constitute an adjustment to the Purchase Price for Federal tax purposes.

GENERAL tc \l1 "GENERAL

Amendments, Waivers and Consents tc \l2 "Amendments, Waivers and
Consents . For the purposes of this Agreement and all agreements, documents and instruments executed pursuant hereto, except as otherwise specifically set forth herein or therein, no course of dealing between the Company and any Purchaser and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No covenant or other provision hereof or thereof may be waived otherwise than by a written instrument signed by the party so waiving such covenant or other provision; provided, however, that except as otherwise provided herein or therein, changes in or additions to, and any consents required by this Agreement, and omissions or waivers of compliance with any term, covenant, condition or provision set forth herein (either generally or in a particular instance, and either retroactively or prospectively) may be made by the written consent of the Majority Purchasers and the Company. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding.


Survival of Covenants; Assignment tc \l2 "Survival of Covenants;
Assignment . All covenants, agreements, representations and warranties of the Company made herein, except as provided otherwise in this Agreement, shall survive the delivery of the Securities and shall bind the Company and its successors and assigns, whether so expressed or not. This Agreement shall not be assigned by operation of law or otherwise; provided, however, that notwithstanding anything herein to the contrary, within 21 days of the date of this Agreement, the CSFB Holders shall be permitted to assign (the "Permitted Assignment") the right to purchase thirty-seven and one-half percent (37.5%) of the shares of Series B Prefered Stock to be issued on the Closing Date to funds managed by Bain Capital, Inc. (the "Bain Holders") and thirty-seven and one-half percent (37.5%) of the shares of Series B Prefered Stock to be issued on the Closing Date to Thomas H. Lee Partners, L.P. or its affiliates (the "THL Holders"), but as a condition to the effectiveness of any such assignment such assignees shall execute an instrument reasonably satisfactory to the Company pursuant to which such assignees agree to be bound by the terms and conditions of this Agreement as if they were originally parties hereto.

Section Headings tc \l2 "Section Headings . The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof.

Counterparts tc \l2 "Counterparts . This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

Notices and Demands tc \l2 "Notices and Demands . All notices, requests, payments, instructions or other documents to be given hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if (i) delivered personally (effective upon delivery),
(ii) mailed by certified mail, return receipt requested, postage prepaid (effective two (2) business days after dispatch), (iii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), or (iv) sent by telecopier followed within twenty-four (24) hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed as follows (or to such other address as the recipient may have furnished for the purpose pursuant to this Section 8.5):


if to the Company, to:

CTC Communications Group, Inc.
220 Bear Hill Road
Waltham, MA 02451
(781) 890-1613
Attention: Chief Financial Officer

with a copy to:

Ropes & Gray
One International Place
Boston, MA 02110
Facsimile: (617) 951-7050
Attention: Mary E. Weber

and to:

Leonard R. Glass, Esq.
45 Central Avenue
Tenafly, New Jersey 07670
Facsimile: (201) 894-1718



if to the Purchasers, to them at the addresses set forth on the signature pages hereto, with a copy to:
Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
Facsimile: (212) 450-4000
Attention: Paul Kingsley

and if to a permitted assignee of a Purchaser, to its address as designated to the Company in writing (or if none, to the last address of the assignor given to the Company pursuant to this Section 8.5).

Severability tc \l2 "Severability . Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.


Construction tc \l2 "Construction . The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

Incorporation of Exhibits, Annexes and Schedules tc \l2 "Incorporation of Exhibits, Annexes and Schedules . The exhibits, annexes and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

Governing Law tc \l2 "Governing Law . This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.


Consent to Jurisdiction tc \l2 "Consent to Jurisdiction . Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the nonexclusive jurisdiction of the state courts of the Commonwealth of Massachusetts and the State of New York in the Borough of Manhattan or the United States District Court for the District of Massachusetts and the United States District Court for the Southern District of New York for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Massachusetts or New York law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 8.5 hereof is reasonably calculated to give actual notice.



	[The remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as a sealed instrument as of the day and year first above written.


The Company:				CTC COMMUNICATIONS GROUP, INC.


By:________________________________
     Name:
     Title:






[Signatures continue on following page]


The Purchasers: 		The CSFB Holders:

CREDIT SUISSE FIRST BOSTON EQUITY PARTNERS, L.P.

By:	Credit Suisse First Boston  Advisory
Partners, LLC, as Investment Advisor


By:
Name:
Title:

Address for notices:

11 Madison Avenue
New York, NY 10010
Facsimile:  (212) 325-2291
Attention:  Hartley R. Rogers
      Michael Schmertzler


CREDIT SUISSE FIRST BOSTON EQUITY PARTNERS (BERMUDA),
L.P.

By:	Credit Suisse First Boston Advisory
Partners, LLC, as Investment Advisor


By:
Name:
Title:

Address for notices:

11 Madison Avenue
New York, NY 10010
Facsimile:  (212) 325-2291
Attention:  Hartley R. Rogers
      Michael Schmertzler


CREDIT SUISSE FIRST BOSTON U.S. EXECUTIVE ADVISORS,
L.P.

By:	Credit Suisse First Boston Advisory
Partners, LLC, as Investment Advisor


By:
Name:
Title:

Address for notices:

11 Madison Avenue
New York, NY 10010
Facsimile:  (212) 325-2291
Attention:  Hartley R. Rogers
      Michael Schmertzler


EMA PRIVATE EQUITY FUND 1999, L.P.

By:	Credit Suisse First Boston (Bermuda) Limited,
as General Partner


By:
Name:
Title:

Address for notices:

c/o	Credit Suisse First Boston Advisory
Partners, LLC
11 Madison Avenue
New York, NY 10010
Facsimile:  (212) 325-2291
Attention:  Hartley R. Rogers
           Michael Schmertzler



The Bain Holders:


BAIN CAPITAL FUND VI, L.P.
By: Bain Capital Partners VI, L.P., its general
partner
By: Bain Capital Investors VI, Inc., its
general partner


By:_______________________________
Name:
Title: Managing Director

BAIN CAPITAL VI COINVESTMENT FUND, L.P.
By: Bain Capital Partners VI, L.P., its general
partner
By: Bain Capital Investors VI, Inc., its
general partner


By:_______________________________
Name:
Title: Managing Director

BCIP ASSOCIATES II
By: Bain Capital, Inc., its Managing Partner


By:_______________________________
Name:
Title: Managing Director

BCIP TRUST ASSOCIATES II
By: Bain Capital, Inc., its Managing Partner


By:_______________________________
Name:
Title: Managing Director

BCIP ASSOCIATES II-B
By: Bain Capital, Inc., its Managing Partner


By:_______________________________
Name:

Title: Managing Director

BCIP TRUST ASSOCIATES II-B
By: Bain Capital, Inc., its Managing Partner


By:_______________________________
Name:
Title: Managing Director

BCIP ASSOCIATES II-C
By: Bain Capital, Inc., its Managing Partner


By:_______________________________
Name:
Title: Managing Director

PEP INVESTMENTS PTY LTD.
By: Bain Capital, Inc., its attorney-in-fact


By:_______________________________
Name:
Title: Managing Director

BROOKSIDE CAPITAL PARTNERS FUND, L.P.


By:_______________________________
Name:
Title: Managing Director

SANKATY HIGH YIELD ASSET PARTNERS, L.P.


By:_______________________________
Name:
Title: Managing Director




SANKATY HIGH YIELD PARTNERS II, L.P.


By:_______________________________
Name:
Title: Managing Director


Address for notices:

c/o	Bain Capital, Inc.
Two Copley Place
Boston, MA 02116
Facsimile:  (617) 572-3274
Attention:

with a copy to:

Skadden, Arps, Slate, Meagher & Flom,
L.L.P.
Four Times Square
New York, New York 10036
Facsimile: (212) 735-2000
Attention: Eric Cochran, Esq.

The THL Holders:

THOMAS H. LEE EQUITY FUND IV, L.P.

By:	THL Equity Advisors IV, L.L.C.
as General Partner


By:_______________________________
Name:
Title:


THOMAS H. LEE FOREIGN FUND IV, L.P.

By:	THL Equity Advisors IV, L.L.C.
as General Partner


By:_______________________________
Name:
Title:

THOMAS H. LEE FOREIGN FUND IV-B, L.P.

By: THL Equity Advisors IV, L.L.C.
as General Partner


By:_______________________________
Name:
Title:

THOMAS H. LEE INVESTORS LIMITED 	PARTNERSHIP



By:_______________________________
Name:
Title:

THOMAS E. LEE CHARITABLE INVESTMENT
	LIMITED PARTNERSHIP

By:  Thomas H. Lee
      	as General Partner


By:_______________________________



PUTNAM INVESTMENT HOLDINGS, LLC


By:_______________________________
Name:
Title:

1997 THOMAS H. LEE NOMINEE TRUST

By: State Street Bank and Trust Company, as
Trustee

__________________________________
Name:
Title:



__________________________________
DAVID V. HARKINS

__________________________________
THE HARKINS 1995 GIFT TRUST

__________________________________
SCOTT A. SCHOEN

__________________________________
C. HUNTER BOLL

___________________________________
SCOTT M. SPERLING

___________________________________
ANTHONY J. DINOVI

___________________________________
THOMAS M. HAGERTY

__________________________________
WARREN C. SMITH, JR.

__________________________________
SETH W. LAWRY

__________________________________
KENT R. WELDON

__________________________________
TERRENCE M. MULLEN

__________________________________
TODD M. ABBRECHT

__________________________________
CHARLES A. BRIZIUS

__________________________________
SCOTT L. JAECKEL

__________________________________
SOREN L. OBERG

__________________________________
THOMAS R. SHEPHERD

__________________________________
WENDY L. MASLER

__________________________________
ANDREW D. FLASTER

__________________________________
ROBERT SCHIFF LEE 1988 TRUST

__________________________________
STEPHEN ZACHARY LEE

__________________________________
CHARLES W. ROBINS AS CUSTODIAN
FOR JESSE LEE

__________________________________
CHARLES W. ROBINS AS CUSTODIAN
FOR NATHAN LEE

__________________________________
CHARLES W. ROBINS

__________________________________
JAMES WESTRA


Address for notices:

c/o	Thomas H. Lee Company
75 State Street
Suite 2600
Boston, MA 02109
Facsimile: (617) 227-3514
Attention: Anthony DiNovi and Scott
Sperling

with a copy to:

Skadden, Arps, Slate, Meagher & Flom,
L.L.P.
Four Times Square
New York, New York 10036
Facsimile: (212) 735-2000
Attention: Eric Cochran, Esq.



Exhibit A

	Purchasers


	Shares
Purchaser							 at Closing

Credit Suisse First Boston					35,142.72982
Equity Partners, L.P.
Credit Suisse First Boston					9,823.29637
Equity Partners (Bermuda), L.P.
Credit Suisse First Boston					33.97381
U.S. Executive Advisors, L.P.
EMA Private Equity Fund 1999, L.P.				5,000.00000
Bain Capital Fund VI, L.P.*					35,092.857
Bain Capital Fund VI Coinvestment Fund, L.P.*		35,669.988
BCIP Associates II*						1.000
BCIP Trust Associates II*					1.000
BCIP Associates II-B*						1.000
BCIP Trust Associates II-B*					1.000
BCIP Associates II-C*						1.000
PEP Investments PTY Ltd.*					107.156
Brookside Capital Partners Fund, L.P.*				2,625.000
Sankaty High Yield Asset Partners, L.P.*			375.000
Sankaty High Yield  Partners II, L.P.*				1,125.000
Putnam Investment Holdings, LLC				1,030.00
Thomas H. Lee Equity Fund IV, L.P.				62,650.00


1997 Thomas H. Lee Nominee Trust 				742.00
David V. Harkins							221.00
The Harkins 1995 Gift Trust					25.00
Scott A. Schoen							184.00
C. Hunter Boll							184.00
Scott M. Sperling							184.00
Anthony J. DiNovi							184.00
Thomas M. Hagerty							184.00
Warren C. Smith, Jr.						184.00
Seth W. Lawry							77.00
Kent R. Weldon							51.00
Terrence M. Mullen						41.00
Todd M. Abbrecht							41.00
Charles A. Brizius						31.00
Scott L. Jaeckel							12.00
Soren L. Oberg							12.00
Thomas R. Shepherd						21.00
Wendy L. Masler							20.00
Andrew D. Flaster							17.00
Robert Schiff Lee 1988 Trust					50.00
Stephen Zachary Lee						50.00
Charles W. Robins as Custodian for Jesse Lee		25.00
Charles W. Robins as Custodian for Nathan Lee		25.00
harles W. Robins							20.00
James Westra							20.00
Thomas H. Lee Foreign Fund IV, L.P.				2,144.00
Thomas H. Lee Foreign Fund IV-B, L.P.				6,085.00
Thomas H. Lee Charitable Investment L.P.			407.00
Thomas H. Lee Investors Limited Partnership			79.00

TOTAL: 								200,000.00000


*Prior to the Closing Date, the Bain Holders shall be permitted to reallocate the 75,000 shares of Series B Preferred Stock they have agreed to purchase among themselves in any manner whatsoever provided that the aggregate number of shares to be purchased by the Bain Holders collectively shall equal 75,000. In order for the Bain Holders to reallocate such shares of Series B Preferred Stock, they shall notify the Company in writing of the new allocation prior to the Closing Date, and the number of shares to be purchased by each Bain Holder at the Closing, as set forth on this Exhibit A, shall be revised to reflect such new allocation.